Exhibit 107.1
Calculation of Filing Fee Tables
Form S-3
(Form Type)
The Southern Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	The Southern Company Common Stock, par value $5 per share	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	The Southern Company Senior Notes	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	The Southern Company Junior Subordinated Notes	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	The Southern Company Stock Purchase Contracts	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	The Southern Company Stock Purchase Units	457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	Equity	The Southern Company Common Stock, par value $5 per share	415(a)(6)	50,000,000 shares(3)	$3,115,350,000.00	S-3	333-253286	February 19, 2021	$288,792.95 (2)(3)
	Total Offering Amounts				$3,115,350,000.00
	Total Fees Previously Paid
	Total Fee Offsets
		Net Fee Due

(1)There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $5 per share (the “Common Stock”), Stock Purchase Contracts and Stock Purchase Units and (b) principal amount of Senior Notes and Junior Subordinated Notes of The Southern Company (the “Company”) as may from time to time be issued at indeterminable prices.
(2)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Company is deferring payment of all of the registration fees, except with respect to the Unsold Securities (as defined below).
(3)Pursuant to Rule 415(a)(6) under the Securities Act, the Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) includes 50,000,000 shares of Common Stock that were previously registered, but were not sold (the “Unsold Securities”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-253286) filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021 (the “Prior Registration Statement”). The registration fee with respect to the Unsold Securities, totaling $288,792.95, was previously paid when the prospectus supplement relating to the Unsold Securities was filed with the SEC pursuant to Rule 424(b)(2) on November 5, 2021 and such registration fee will continue to be applied to the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.